EXHIBIT 23.2

Baum & Company, P.A.

1515 University Dr. Suite 226

Coral Springs FL 33071

Real Logic Inc.

340 Poinciana Way, Suite 326 B

Palm Beach, Florida 33480

Re:  Form S-8 Registration Statement

Gentlemen:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Real Logic, Inc. on Form S-8 relating to the Real Logic, Inc. Stock Compensation Plan, of our report dated May 25, 2007, incorporated in the Annual Report on Form 10-KSB of Real Logic, Inc. for the year ended December 31, 2006.

/s/ Joel S. Baum, CPA

Baum & Company, P.A.

Coral Springs, Florida

September 12, 2007